Exhibit 10.14B

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this      day of November, 2010, but is effective as of November 1, 2010, by and between SILICON VALLEY BANK (“Bank”) and BLUEARC CORPORATION, a Delaware corporation (“Borrower”) whose address is 50 Rio Robles, San Jose, California 95134.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 30, 2009, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of April 26, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.2.3 (Unused Fee). Section 2.2.3 of the Loan Agreement is amended in its entirety and replaced with the following:

2.1.1 Unused Fee. A fee (the “Unused Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to:

(a) if Borrower has Nine Million Dollars ($9,000,000) or more of Unrestricted Cash, then no Unused Fee will apply;

(b) if Borrower has Four Million Five Hundred Thousand Dollars ($4,500,000) or more but less than Nine Million Dollars ($9,000,000) of Unrestricted Cash, one-quarter of one percent (0.25%) per annum of the average unused portion of the Facility Amount, as determined by Bank; and

(c) if Borrower has less than Four Million Five Hundred Thousand Dollars ($4,500,000) of Unrestricted Cash, three eights of one percent (0.375%) per annum of the average unused portion of the Facility Amount, as determined by Bank.

2.2 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Applicable Rate” is a per annum rate equal to:

(a) if Borrower has Nine Million Dollars ($9,000,000) or more of Unrestricted Cash, the Prime Rate plus one-half of one percent (0.50%);

(b) if Borrower has Four Million Five Hundred Thousand Dollars ($4,500,000) or more but less than Nine Million Dollars ($9,000,000) of Unrestricted Cash, the Prime Rate plus two percent (2.00%); and

(c) if Borrower has less than Four Million Five Hundred Thousand Dollars ($4,500,000) of Unrestricted Cash, the Prime Rate plus two and one-half percent (2.50%).

Adjustments in the Applicable Rate shall take place on the day following a change in the Unrestricted Cash (as stated above) and shall remain in effect until a subsequent change in the Unrestricted Cash. If there is an adjustment to the Applicable Rate due to a decrease in of Unrestricted Cash (a “Downward Adjustment”), Borrower shall not be entitled to an adjustment in the Applicable Rate due to an increase in Unrestricted Cash prior to the first day of the month following the date of such Downward Adjustment.

“Maturity Date” is October 31, 2011.

“Unused Fee” is defined in Section 2.2.3.

2.3 Compliance Certificate. Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto. From and after the date of this Amendment, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective as of November 1, 2010, upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a non-refundable amendment fee in an amount equal to Five Thousand Dollars ($5,000), (c) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Intercreditor Agreement substantially in the form attached hereto as Schedule 1, duly executed and delivered by Gold Hill Capital 2008, LP, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:

Name:

Title:

BORROWER

BLUEARC CORPORATION

By:	/s/ Rick Martig

Name:	Rick Martig

Title:	CFO

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT AND REAFFIRMATION OF INTERCREDITOR AGREEMENT

Section 1. Subject to Section 4 hereof, Gold Hill Capital 2008, LP (“Gold Hill”) hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Subject to Section 4 hereof, Gold Hill hereby (a) consents to the Amendment, and (b) agrees that the Intercreditor Agreement dated March 30, 2009 by and between Gold Hill and Bank (the “Intercreditor Agreement”) shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Gold Hill represents and warrants that, after giving effect to the Amendment, all representations and warranties given by Gold Hill contained in the Intercreditor Agreement are true, accurate and complete as if made the date hereof.

Section 4. Gold Hill’s acknowledgments, confirmations, consents and agreements herein are subject to the maximum principal amount of the Bank Loan Agreement (as defined in the Intercreditor Agreement) and SVB Services (as defined in the Intercreditor Agreement) having not been increased since the execution and delivery of the Intercreditor Agreement.

Dated as of November     , 2010, but effective as of November 1, 2010.

GOLD HILL:

GOLD HILL CAPITAL 2008, LP

By: Gold Hill Capital 2008, LLC, General Partner

By:	/s/ Tim Waterson
	Name:	Tim Waterson
	Title:	Partner
Gold Hill Capital

EXHIBIT B

SILICON VALLEY BANK

SPECIALTY FINANCE DIVISION

Compliance Certificate

I, as authorized officer of Bluearc Corporation (“Borrower”) certify under the Second Amended and Restated Loan and Security Agreement (the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account or Eligible Purchase Order.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal or Purchase Order Transmittal and is not disputed;

Payment is not contingent on any obligation or contract pertaining to an Eligible Account and Borrower has fulfilled all its obligations as of the date of the Advance Request and Invoice Transmittal or Purchase Order Transmittal;

Each Financed Receivable which is an Eligible Account is based on an actual sale and delivery of goods and/or services rendered and is due to Borrower;

Each Financed Receivable is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Exhibit B - Page 1

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 200 days	Yes No
10-K, 10-Q and 8-K	All within 5 days of filing, 10-Qs FQE within 95 days and 10-Ks FYE within 95 days	Yes No

Borrowing Base Certificate, A/R & A/P Agings and Purchase Order Reports	Monthly within 30 days	Yes No

Deferred Revenue Report	Monthly within 30 days	Yes No

Unrestricted Cash	Applicable Rate	Applies
Greater than or equal to $9,000,000	Prime + 0.50%	Yes No

Exhibit B - Page 2

Greater than or equal to $4,500,000 but less than $9,000,000	Prime + 2.00%	Yes No

Less than $4,500,000	Prime + 2.50%	Yes No

Unrestricted Cash	Collateral Handling Fee	Applies
Greater than or equal to $4,500,000	None	Yes No

Less than $4,500,000	0.75%	Yes No

Unrestricted Cash	Unused Fee	Applies
Greater than or equal to $9,000,000	No Unused Fee	Yes No

Greater than or equal to $4,500,000 but less than $9,000,000	0.25% per annum of the average unused portion of the Facility Amount	Yes No

Less than $4,500,000	0.375% per annum of the average unused portion of the Facility Amount	Yes No

[Signature Appears on the Following Page]

Exhibit B - Page 3

All representations and warranties in the Agreement are true and correct in all material respects on this date, and the Borrower represents that there is no existing Event of Default.

Sincerely,

Signature  /s/ Rick Martig

Title  CFO

Date  11/14/10

Exhibit B - Page 4